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                                                                    EXHIBIT 3(i)

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ATLANTIC BEVERAGE COMPANY, INC.


1.   NAME

     The name of this corporation is Atlantic Beverage Company, Inc. (the "Corporation").

2.   REGISTERED OFFICE AND AGENT

     The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3.   PURPOSE AND POWERS

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4.   CAPITAL STOCK

     4.1.     AUTHORIZED SHARES

              The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 35,000,000, of which 5,000,000 shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock") and 30,000,000 shares shall be Common Stock having a par value of $.01 per share ("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and the unissued shares of Preferred Stock or Common Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

     4.2.     COMMON STOCK

              4.2.1.      RELATIVE RIGHTS

              The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the


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respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

              4.2.2.      DIVIDENDS

              Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

              4.2.3.      DISSOLUTION, LIQUIDATION, WINDING UP

              In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

              4.2.4.      VOTING RIGHTS

              Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered an act upon by the stockholders.

     4.3.     PREFERRED STOCK

              4.3.1.      ESTABLISHMENT OF SERIES

              The Board of Directors is expressly authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

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               (i)  the  number  of  shares  constituting  that  series  and the distinctive designation of that series;

               (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

               (viii) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

              4.3.2.   ADJUSTMENTS IN NUMBER OF SHARES AUTHORIZED

              Except as provided to the contrary in the provisions establishing a series of Preferred Stock, the number of shares of any such series may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the directors.

5.       INCORPORATOR


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     The name and mailing address of the incorporator (the "Incorporator") is
Ann E. Flowers, Hogan & Hartson, 555 Thirteenth Street, NW, Washington, DC
20004.

6.       BOARD OF DIRECTORS

         6.1.     NUMBER AND ELECTION

                  The number of directors of the corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the corporation. The directors shall be divided into three classes, as nearly equal in number as possible, to be designated as Class I, Class II and Class III. The initial term of office of the Class I directors shall expire at the annual meeting of stockholders to be held in 1994; the initial term of office of the Class II directors shall expire at the annual meeting of stockholders to be held in 1995; and the initial term of office of the Class III directors shall expire at the annual meeting of stockholders to be held in 1996. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         6.2.     INITIAL DIRECTORS

                  The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following persons, having the indicated mailing address, shall serve as the directors of the Corporation until their successor or successors are elected and qualify, as set forth in the
Section 6.1. above:

========================================================= ----- ====================================================
Name                                                            Mailing Address
========================================================= ----- ====================================================
CLASS I DIRECTORS
========================================================= ----- ====================================================
Eric D. Becker                                                  One South Street, Suite 800
                                                                Baltimore, Maryland  21202
========================================================= ----- ====================================================
William E. O'Leary                                              1587 Sulphur Spring Road
                                                                Baltimore, Maryland  21227
========================================================= ----- ====================================================
CLASS II DIRECTORS
========================================================= ----- ====================================================
Merrick M. Elfman                                               111 North Canal Street, Suite 933
                                                                Chicago, Illinois  60606
========================================================= ----- ====================================================
Steven M. Taslitz                                               111 North Canal Street, Suite 933
                                                                Chicago, Illinois  60606
========================================================= ----- ====================================================
CLASS III DIRECTORS
========================================================= ===== ====================================================

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
========================================================= ===== ====================================================
Rudolph C. Hoehn-Saric                                          9135 Guilford Road
                                                                Columbia, Maryland  21046
========================================================= ===== ====================================================

         6.3.     REMOVAL

                  (a) Except as otherwise provided pursuant to the provisions of this Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 6.3(b) hereof) and only by the affirmative vote, at a special meeting of the stockholders called for such a purpose, of not less than a majority of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting. At least 30 days prior to such special meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall be elected and qualified or until any such director's earlier death, resignation or removal.

                  (b) For the purposes of this Section 6.8, "cause" shall mean only (i) conduct as a director of the Corporation or any subsidiary involving dishonest of a material nature that relates to the performance of the director's duties as a director of the Corporation or any subsidiary or (ii) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of the director's duties as a director of the Corporation or any subsidiary.

         6.4.     CHANGE OF AUTHORIZED NUMBER

                  In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         6.5.     DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or a certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 6 unless expressly provided by the certificate of designations.


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         6.6.     LIMITATION OF LIABILITY

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provisions shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit.

7.       INDEMNIFICATION

                  To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees and all related costs and expenses of such threatened, pending or completed action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees and all related costs and expenses of such threatened, pending or completed action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  The Corporation shall advance expenses (including attorneys' fees and all related costs and expenses of such threatened, pending or completed action, suit or proceeding) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees and all related costs and expenses of such threatened, pending or completed action, suit or proceeding) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  Notwithstanding anything in this Article to the contrary, the Corporation will not have the obligation of indemnifying any person with respect to proceedings, claims, suits or actions initiated or brought voluntarily by such person and not by way of defense.


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8.       AMENDMENT OF BYLAWS

                  In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as provided for in this Certificate of Incorporation or in the Bylaws of the Corporation.

9.       ACTION BY STOCKHOLDERS

                  Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders, and, except as provided below, may be effected without a meeting, without prior notice and without a vote, by a consent in writing in accordance with the Bylaws of the Corporation. At any time that a class of the equity securities of the Corporation is registered pursuant to
Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, action shall be taken by the stockholders only at a duly called annual or special meeting, and action without a meeting shall be prohibited.

10.      SPECIAL MEETINGS

                  Special meetings of the stockholders may be called at any time but only by (a) the chairman of the board of the Corporation, (b) a majority of the directors in office, although less than a quorum, or (c) the holders of not less than 20% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

11.      SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

                  The Corporation elects not to be governed by the provisions of
Section 203 of the Delaware General Corporation Law.

                  IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 13th day of September, 1993.



                                                  /s/ ANN E. FLOWERS
                                                  Ann E. Flowers
                                                  Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


     Atlantic Beverage Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of Atlantic Beverage Company, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

                 "The name of the corporation is Atlantic Premium Brands, Ltd."

     SECOND: That the majority of the stockholders voted in favor of the amendment at a meeting duly held.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on June 1, 1997.

     IN WITNESS WHEREOF, said Atlantic Beverage Company, Inc. has caused this certificate to be signed by Merrick M. Elfman, its Chairman of the Board of Directors, and attested by Tom D. Wippman, its Secretary this 29th day of May 1997.

                                            ATLANTIC BEVERAGE COMPANY, INC.


                                            By:      /S/ MERRICK M. ELFMAN
                                                     Merrick M. Elfman, Chairman
ATTEST:


By: /s/ TOM D. WIPPMAN
Tom D. Wippman, Secretary





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                           CERTIFICATE OF ELIMINATION
                                       OF
                          ATLANTIC PREMIUM BRANDS, LTD.
                           (DELAWARE FILE NO. 2350747)


ATLANTIC PREMIUM BRANDS, LTD., a corporation organized and existing under the

General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


FIRST: That the Board of Directors by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth the proposed elimination of the Series A Non-Voting Convertible Preferred Stock as set forth herein:

         RESOLVED that no shares of the Series A Non-Voting Convertible Preferred Stock are outstanding and none will be issued.

         RESOLVED that a Certificate of Elimination be executed, which shall have the effect when filed in Delaware of eliminating from the Certificate of Incorporation all reference to the Series A Non-Voting Convertible Preferred Stock.

SECOND: None of the authorized shares of the Series A Non-Voting Convertible Preferred Stock are outstanding and none will be issued.

THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all reference to the Series A Non-Voting Convertible Preferred Stock.

IN WITNESS WHEREOF, said ATLANTIC PREMIUM BRANDS, LTD. has caused this

Certificate of Elimination to be signed by Tom D. Wippman, its Secretary, this

Second day of April, 1998.


                                         ATLANTIC PREMIUM BRANDS, LTD.


                                         By       /s/ TOM D. WIPPMAN
                                                  Tom D. Wippman, its Secretary